Exhibit 21.1

LIST OF SUBSIDIARIES

Alliance Bancshares California
Capital Trust I
A Delaware Trust

Alliance Bancshares California
Capital Trust II
A Delaware Trust

Alliance Bancshares California
Capital Trust III
A Delaware Trust

Alliance Bank
A California Corporation

Lexib Corporation
A California Corporation